UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Blvd., Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On July 27, 2012, Simpson Manufacturing Co., Inc. (the “Company”) entered into an unsecured credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), Union Bank, N.A. (“Union Bank”), HSBC Bank USA, N.A., Bank of Montreal and The Northern Trust Company, as lenders, Wells Fargo in its separate capacities as swing line lender and issuer of letters of credit and as administrative agent (in such capacities, the “Agent”), and Simpson Strong-Tie Company Inc. and Simpson Strong-Tie International, Inc. as guarantors of the Company’s obligations under the Credit Agreement.

The Credit Agreement provides for a 5-year revolving credit facility of $300,000,000, which includes a letter of credit subfacility of up to $50,000,000. The Company has the ability to increase the amount available under the Credit Agreement by an additional $200,000,000, to a maximum of $500,000,000, by obtaining additional commitments from existing lenders or new lenders and satisfying certain other conditions.  On any such increase, the pricing for the facility may be subject to change.

The use of the proceeds of loans advanced under the Credit Agreement and letters of credit issued thereunder include working capital and other general business needs of the Company and funding acquisitions permitted by the Credit Agreement.

No loans or letters of credit are currently outstanding under the Credit Agreement and the Agent has given notice to the Company that the Closing Date has occurred (so that all conditions precedent to effectiveness of the Credit Agreement have been satisfied or waived).

The Company is required to pay an annual facility fee of 0.15 to 0.30 percent on the available commitments under the Credit Agreement, regardless of usage, with the applicable fee determined on a quarterly basis based on the Company’s leverage ratio. The Company is also required to pay customary fees as specified in a separate fee agreement between the Company and Wells Fargo, in its capacity as the Agent under the Credit Agreement.

Amounts borrowed under the Credit Agreement will bear interest at an annual rate equal to either, at the Company’s option, (a) the rate for Eurocurrency deposits for the corresponding deposits of U.S. dollars appearing on Reuters LIBOR01screen page (the “LIBOR Rate”), adjusted for any reserve requirement in effect, plus a spread of from 0.60 to 1.45 percent, as determined on a quarterly basis based on the Company’s leverage ratio, or (b) a base rate, plus a spread of 0.00 percent to 0.45 percent, as determined on a quarterly basis based on the Company’s leverage ratio. The base rate is defined in a manner such that it will not be less than the LIBOR Rate.  The Company will pay fees for standby letters of credit at an annual rate equal to the LIBOR Rate plus the applicable spreads described in the preceding sentence, and will pay market-based fees for commercial letters of credit. Loans outstanding under the Credit Agreement may be prepaid at any time without penalty except for LIBOR Rate breakage costs and expenses.

The Credit Agreement requires the Company and its subsidiaries to comply with various affirmative covenants, including, without limitation, furnishing updated financial and other information, preserving existence and entitlements, maintaining properties and insurance, complying with laws, maintaining books and records, requiring any new domestic subsidiary meeting a materiality threshold specified in the Credit Agreement to become a guarantor thereunder, and paying obligations. The Credit Agreement also contains various negative covenants binding the Company and its subsidiaries, including, without limitation, restrictions on liens and indebtedness (subject to specified exceptions), investments (including restrictions on acquisitions by the Company), fundamental changes, dividends and distributions, sales and leasebacks, transactions with affiliates, burdensome agreements, use of proceeds, maintenance of business, amendments of organizational documents, accounting changes, and prepayments and modifications of subordinated debt.

The Credit Agreement requires the Company to comply with two key financial ratios, each calculated on a consolidated basis. The Company has to maintain a maximum consolidated leverage ratio of not greater than 3.00 to 1.00 as of the last day of each fiscal quarter. The Company has to maintain a minimum consolidated interest coverage ratio of not less than 3.00 to 1.00 as of the last day of each fiscal quarter.

The Credit Agreement contains events of default, including, without limitation, failure to make a payment when due, default on various covenants in the Credit Agreement, breach of representations or warranties, cross-default on other material indebtedness, bankruptcy or insolvency, occurrence of certain judgments and certain events under the Employee Retirement Income Security Act of 1974 aggregating more than $15,000,000, invalidity of loan documents, or change of control. If any event of default occurs and is continuing under the Credit Agreement, the lenders may terminate their commitments and may require the Company and its guarantors to repay outstanding debt and/or to provide a cash deposit as additional security for outstanding letters of credit.

In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided to the Company and its subsidiaries, and may in the future provide, (i) investment banking, commercial banking (including pursuant to the Company’s existing Credit Agreement dated October 10, 2007, terminated in connection with entering into the Credit Agreement), cash management, foreign exchange or other financial services, and (ii) services as a bond trustee and other trust and fiduciary services, for which they have received compensation and may receive compensation in the future.

The foregoing summary of the material terms of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On July 27, 2012, the Credit Agreement dated October 10, 2007, among the Company, the lenders party thereto, Wells Fargo as Agent, and Simpson Strong Tie Company Inc., and Simpson Strong-Tie International, Inc., as guarantors thereunder, terminated in connection with entering into the Credit Agreement.  Wells Fargo and Union Bank were lenders party to such agreement and are lenders under the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 27, 2012, the Company entered into the Credit Agreement. The information in Item 1.01 of this Report and the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Report, are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of July 27, 2012, among the Company, as Borrower, Simpson Strong-Tie Company Inc., Simpson Strong-Tie International, Inc.,  the several financial institutions party to the Agreement as Lenders, and Wells Fargo Bank, National Association, in its separate capacities as Swing Line Lender and L/C Issuer and as Administrative Agent,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	August 1, 2012	By	/s/BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer